Exhibit 99.1

Contact:                 Jacob Inbar
President and Chief Executive Officer
(805) 388-1345, Ext. 201

FOR IMMEDIATE RELEASE

AML COMMUNICATIONS REPORTS FOURTH QUARTER AND
FISCAL 2009 YEAR END RESULTS

---   Company Achieves Sixth Consecutive Quarter of Profitability and
Year-over-Year Revenue Growth   ---

CAMARILLO, California – June 2, 2009 -- AML Communications, Inc. (AMLJ.OB) today announced results for its fourth quarter and the fiscal year ended March 31, 2009.  Net sales for the fourth quarter of fiscal year 2009 were $3.3 million, compared with $3.3 million for the same period a year earlier.  Net income for the quarter ended March 31, 2009 was $210,000, or $0.02 per share.  By comparison, net income for the quarter ended March 31, 2008 was $1.8 million, or $0.18 per share, which included a $1.8 million deferred tax allowance benefit.

Net sales for the fiscal year ended March 31, 2009 were $13.3 million, compared with $12.7 million for the prior fiscal year.  The Company reported net income for the fiscal year ended March 31, 2009 of $960,000, or $0.09 per share.  By comparison, net income for the fiscal year ended March 31, 2008 was $2.2 million, or $0.21 per share, which included a $1.8 million deferred tax allowance benefit.

“AML reported solid results for the fourth quarter and fiscal year 2009.  Net sales increased year over year, the fourth quarter ended with positive momentum as bookings remained strong, and the Company achieved profitability for the sixth consecutive quarter,” said Jacob Inbar, President and Chief Executive Officer.  “Overall revenue growth was driven by increased sales activity in our defense segment.  We are achieving this growth while maintaining cost discipline, as total operating expenses declined by 10 percent from the previous year.”

AML/MPI Defense Segment
The Company’s core business is microwave amplifiers and integrated assemblies used by the defense industry in electronic warfare systems.  This business is conducted by the Company’s two largest divisions, AML and MPI, which account for over 95% of the Company’s revenues.

Revenues from the Defense Segment grew as a result of increased bookings, which grew eight percent from the previous year.  Growth took place in both short and long term programs as well as through the addition of new customers. “Despite early forecasts of a slowdown for the year, bookings during the year continued at an above average pace,” added Jacob Inbar, President and Chief Executive Officer of the Company.

Excluding a deferred tax allowance benefit of $1.8 million, the Defense Segment pretax earnings were $1.0 million, up 15 percent over the prior fiscal year, which reflected efficiency improvements and higher value added products.

Mica-Tech Segment
The Company's Mica-Tech segment consists of a subsidiary that designs, manufactures and markets intelligent satellite systems that provide Supervisory Control and Data Acquisition (SCADA) of the electric power grid.

For fiscal year 2009, Mica-Tech sales declined to $587,000 from $992,000 the previous year. Operating losses from Mica-Tech amounted to approximately $215,000, compared to operating losses of approximately $861,000 the in fiscal 2008. The reduction in operating loss is attributable to cost cutting measures and streamlining of the operation.

Mica-Tech generated a majority of revenues from sales of the UltraSatNet, the Company’s satellite based control and communication system that addresses efficient utilization of the electric power grid. Currently, the Mica-Tech solution to power utilities has encountered slow penetration in the traditional utilities market.  The Company is in negotiations with a major Southern California utility to proceed with development of a new generation of SCADA controllers that are expected to provide control and monitoring capabilities not currently available in the marketplace.

Recent Events
On May 13, 2009, the Company announced that its Board of Directors has authorized the repurchase of up to one million shares of the Company’s common stock.  Purchases are being made in the open market as determined by AML management and in accordance with Securities and Exchange Commission requirements.  As of March 31, 2009, the Company had 10,654,665 shares of common stock outstanding.

Conference Call
The Company will host a conference call scheduled at 1PM PST today, June 2, 2009.  The Conference Call dial-in number is 1-877-212-8197 for the domestic participants and 1-816-249-4432 for the international participants. The Conference ID number is 13095412.  The call will be available for playback through the Company’s website, http://www.amlj.com/ir.html, after 6 AM PST, Wednesday, June 3, 2009.

About AML Communications
AML Communications is a designer, manufacturer and marketer of amplifiers and integrated assemblies that address the Defense Electronic Warfare Markets.  The Company’s extensive range of microwave low noise amplifiers and power amplifiers can be found in leading defense projects. With a 20-year tradition of serving the military with outstanding customer care, quality, performance and price leadership, AML is committed to mission success.  The Company's Mica-Tech subsidiary is a designer, manufacturer and marketer of intelligent satellite systems that provide Supervisory Control and Data Acquisition (SCADA) of the electric power grid.

AML’s web site is located at www.amlj.com.  Mica-Tech’s website is located at www.mica-tech.com.

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as “perceives”, ``thinks”, “will”, ``anticipates,’’ ``believes,’’ ``estimates,’’ ``expects,’’ ``intends,’’ ``plans,’’ and similar words.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements.  These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular, defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition.  The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements.  Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.

AML COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	For the Years Ended
	March 31, 2009	March 31, 2008
Net sales	$13,288,000	$12,711,000
Cost of goods sold	7,549,000	7,195,000
Gross profit	5,739,000	5,516,000
Operating Expenses:
Selling, general and administrative	2,925,000	3,091,000
Research and development	1,932,000	2,289,000
Total operating expenses	4,857,000	5,380,000
Income from operations	882,000	136,000
Gain on settlement of debt	567,000	-
Interest & other expense	(100,000)	(183,000)
Total other income (expense)	467,000	(183,000)
Income (loss) before provision for income taxes and minority interest	1,349,000	(47,000)
Provision for income taxes	(390,000)	1,755,000
Minority interest	-	464,000
Net income	$959,000	$2,172,000
Basic earnings per common share	$0.09	$0.21
Basic weighted average number of shares of common stock outstanding	10,575,000	10,271,000
Diluted earnings per common share	$0.09	$0.20
Diluted weighted average number of shares of common stock outstanding	10,688,000	10,807,000

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